SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
January 15, 2003

BANK OF AMERICA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

1-6523
(Commission File Number)

56-0906609
(IRS Employer Identification No.)

100 North Tryon Street
Charlotte, North Carolina
(Address of principal executive offices)

28255
(Zip Code)

(704) 386-8486
(Registrant’s telephone number, including area code)

ITEM 5.    OTHER EVENTS.

On January 15, 2003, Bank of America Corporation (the “Registrant”) announced financial results for the fourth quarter ended December 31, 2002, reporting net income of $2.61 billion and diluted earnings per common share of $1.69. A copy of the press release announcing the Registrant’s results for the fourth quarter and year ended December 31, 2002 is attached hereto as Exhibit 99.1 and incorporated by reference herein.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

(c)    Exhibits.

The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

99.1	Press Release dated January 15, 2003 with respect to the Registrant’s financial results for the fourth quarter and year ended December 31, 2002

99.2	Supplemental Information prepared for use on January 15, 2003 in connection with financial results for the fourth quarter and year ended December 31, 2002

99.3
Script prepared for use on January 15, 2003 by James H. Hance, Jr., Vice Chairman and Chief Financial Officer, discussing financial results for the fourth quarter and year ended December 31, 2002 and financial and strategic goals for Fiscal Year 2003 (the “Script”)

ITEM 9.    REGULATION FD DISCLOSURE.

On January 15, 2003, the Registrant held an investor conference and webcast to discuss financial results for the fourth quarter and year ended December 31, 2002 as well as financial and strategic goals for 2003. The Supplemental Information package for use at this conference is furnished herewith as Exhibit 99.2 and incorporated by reference in Item 9. The Script prepared for use by Mr. Hance at this conference is furnished herewith as Exhibit 99.3 and incorporated by reference in Item 9. All information in the Supplemental Information package and Script is presented as of January 15, 2003, and the Registrant does not assume any obligation to update said information in the future.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF AMERICA CORPORATION

By:	/s/ MARC D. OKEN
Marc D. Oken
Executive Vice President and
Principal Financial Executive

Dated:  January 15, 2003

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

99.1	Press Release dated January 15, 2003 with respect to the Registrant’s financial results for the fourth quarter and year ended December 31, 2002

99.2	Supplemental Information prepared for use on January 15, 2003 in connection with financial results for the fourth quarter and year ended December 31, 2002

99.3
Script prepared for use on January 15, 2003 by James H. Hance, Jr., Vice Chairman and Chief Financial Officer, discussing financial results for the fourth quarter and year ended December 31, 2002 and financial and strategic goals for Fiscal Year 2003